Exhibit 4.12

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 16, 2011, among American Medical Systems, Inc., a Delaware corporation (“AMS”), and Laserscope, a California corporation (“Laserscope,” and, together with AMS, the “Successor Guarantors”), each a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 8, 2011, as supplemented by a first supplemental indenture dated as of June 17, 2011 (as so supplemented, the “Indenture;” capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture), providing for the issuance of 7% Senior Notes due 2019 (the “Notes”);

WHEREAS, on the date hereof (i) each of Thermatrx, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Solarant Medical, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, merged with and into AMS, a Guarantor under the Indenture (a “Predecessor Guarantor”), with AMS surviving such mergers, and (ii) each of Laserscope International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and InnovaQuartz Incorporated, an Arizona corporation and a wholly-owned subsidiary of the Company, merged with and into Laserscope, a Guarantor under the Indenture (a “Predecessor Guarantor”), with Laserscope surviving such mergers;

WHEREAS, on the date hereof, each Successor Guarantor has executed and delivered a counterpart to the Registration Rights Agreement, evidencing its assumption of all obligations of its Predecessor Guarantor under the Registration Rights Agreement;

WHEREAS, the Indenture provides that under certain circumstances each of the Successor Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such Successor Guarantor shall unconditionally assume all of the obligations of its Predecessor Guarantor under the Indenture and such Predecessor Guarantor’s Note Guarantee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Successor Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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2. AGREEMENT TO ASSUME OBLIGATIONS. Such Successor Guarantor hereby agrees to unconditionally assume all of the obligations of its Predecessor Guarantors under such Predecessor Guarantor’s Note Guarantee, the Indenture and the Registration Rights Agreement.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Successor Guarantors, the other Guarantors and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUCCESSOR GUARANTORS:

AMERICAN MEDICAL SYSTEMS, INC.

By	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

LASERSCOPE

By	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

COMPANY:

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

ENDO PHARMACEUTICALS INC.

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

ENDO PHARMACEUTICALS SOLUTIONS INC.

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

ENDO PHARMACEUTICALS VALERA INC.

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

GENERICS INTERNATIONAL (US), INC.

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

GENERICS BIDCO I, LLC
By GENERICS INTERNATIONAL (US), INC., its sole member

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

VINTAGE PHARMACEUTICALS, LLC
By GENERICS INTERNATIONAL (US), INC., its sole member

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

LEDGEMONT ROYALTY SUB LLC
By ENDO PHARMACEUTICALS SOLUTIONS INC., its sole member

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President,
Chief Legal Officer and Secretary

AMS RESEARCH CORPORATION

By	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

AMS SALES CORPORATION

By	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

PENWEST PHARMACEUTICALS CO.

By:	/s/ Alan G. Levin
	Name:	Alan G. Levin
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin G. Reed
Name: Martin G. Reed
Title: Vice President